Exhibit 23.1


                       INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of ScreamingMedia Inc. on Form S-8 of our report dated January 19, 2000 (July 17, 2000 as to Note 12) appearing in the Registration Statement No. 333-30548 on Form S-1 of ScreamingMedia Inc. and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte and Touche LLP

New York, NY
January 29, 2001